UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed, on March 17, 2011, the Audit Committee of the Board of Directors (the “Audit Committee”) of Lighting Science Group Corporation (the “Company”) approved the selection of KPMG LLP to replace McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. As of April 1, 2011, McGladrey’s audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2010 and the filing of the related Annual Report and Form 10-K were complete. Accordingly, the dismissal of McGladrey became effective as of April 1, 2011.

The audit reports of McGladrey on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the two fiscal years ended December 31, 2010 and 2009, and the subsequent interim period through April 1, 2011, there were (i) no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of McGladrey would have caused McGladrey to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

As of December 31, 2010 and 2009, McGladrey reported to the Audit Committee that it concurred with management’s identification of numerous material weaknesses in the Company’s internal control over financial reporting. The material weaknesses primarily related to: (i) inadequate controls surrounding the Company’s overall financial reporting and consolidation processes; (ii) limited segregation of duties at the Company; (iii) inadequate controls over inventory and equity accounting; (iv) the lack of methodologies to allow for the capture of certain project-related costs; (v) inadequate entity level controls; and (vi) an overall lack of formal policies and standardized procedures across numerous accounting cycles.

The Company provided McGladrey with a copy of this Form 8-K, and requested McGladrey to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated April 5, 2011, is filed as Exhibit 16 to this Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 30, 2011, the Company entered into new employment agreements with Fredric Maxik, John Stanley and Gregory Kaiser (collectively, the “Executive Officers”). The new employment agreements amend and restate the employment agreement of each Executive Officer and are each effective as of February 10, 201l.

Fredric Maxik

Mr. Maxik’s new employment agreement contains substantially the same terms as his previously disclosed employment agreement dated October 4, 2007. Mr. Maxik’s new employment agreement (i) amends his title from Chief Scientific Officer to Chief Technology Officer; (ii) extends the term of his employment agreement from October 4, 2012 to October 4, 2014 and (iii) increases the salary continuation period from 12 months to 24 months in the event Mr. Maxik’s employment is terminated by the Company without “cause” (as defined therein) or by Mr. Maxik for “good reason” (as defined therein) during the 24-month period following a change in control.

John Stanley

Mr. Stanley’s new employment agreement contains substantially the same terms as his previously disclosed employment agreement dated April 7, 2010. Mr. Stanley’s new employment agreement (i) amends his title from Senior Vice President, Global Supply Chain to Chief Operating Officer; (ii) increases the salary continuation period from six months to 12 months in the event Mr. Stanley’s employment is terminated by the Company without “cause” (as defined therein) or by Mr. Stanley for “good reason” (as defined therein) and (iii) increases the salary continuation period from 12 months to 24 months in the case of termination by the Company without “cause” or by Mr. Stanley for “good reason” during the 24-month period following a change in control.

Gregory Kaiser

Mr. Kaiser’s new employment agreement contains substantially the same terms as his previously disclosed employment agreement dated July 14, 2010. Mr. Kaiser’s new employment agreement (i) increases the salary continuation period from 12 weeks to 12 months in the event Mr. Kaiser’s employment is terminated by the Company without “cause” (as defined therein) or by Mr. Kaiser for “good reason” (as defined therein) and (ii) increases the salary continuation period from 24 weeks to 24 months in the case of termination by the Company without “cause” or by Mr. Kaiser for “good reason” during the 24-month period following a change in control.

Any severance paid to the Executive Officers reduces the amount that such Executive Officer otherwise would be entitled to receive for complying with the non-competition restrictions in such Executive Officer’s employment agreement, except in the case of a qualifying severance following a change in control.

The foregoing summary of the employment agreements of the Executive Officers does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2011, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Elimination to its Amended and Restated Certificate of Incorporation eliminating from the Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations relating to the following series of Preferred Stock: (a) 6% Convertible Preferred Stock, (b) Series B Preferred Stock, (c) Series C Preferred Stock, (d) Series D Non-Convertible Preferred Stock and (e) Series E Non-Convertible Preferred Stock. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: April 5, 2011	By:	/s/ GREGORY T. KAISER
		Name:	Gregory T. Kaiser
		Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination filed with the Secretary of State of Delaware on April 5, 2011.

10.1	Employment Letter, dated March 30, 2011 but effective as of February 10, 2011, between Lighting Science Group Corporation and Fredric Maxik.

10.2	Employment Letter, dated March 30, 2011 but effective as of February 10, 2011, between Lighting Science Group Corporation and John Stanley.

10.3	Employment Letter, dated March 30, 2011 but effective as of February 10, 2011, between Lighting Science Group Corporation and Gregory Kaiser.

16	Letter from McGladrey & Pullen, LLP, dated April 5, 2011 regarding change in independent registered public accounting firm.